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As filed with the Securities and Exchange Commission on October 20, 2004

File No. 333-119713

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WELLS-GARDNER ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

ILLINOIS (State or other jurisdiction of incorporation or organization)	36-1944630 (IRS Employer Identification Number)
9500 West 55th Street, Suite A McCook, Illinois 60525-3605 (708) 290-2100 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
George B. Toma Chief Financial Officer Wells-Gardner Electronics Corp. 9500 West 55th Street, Suite A McCook, Illinois 60525-3605 (708) 290-2100 Fax: (708) 290-2201	Copy to:	Susan M. Hermann Pedersen & Houpt, P.C. 161 North Clark Street, Suite 3100 Chicago, Illinois 60601 (312) 261-2120 Fax: (312) 641-6888

        (Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

        From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to public)

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $1.00 per share	1,703,543 shares	$4.40	$7,495,589.20	$949.69

(1)
All of the shares offered hereby are being sold for the accounts of selling shareholders. The shares being registered are comprised of 1,216,816 shares and 486,727 shares issuable under warrants issued to the selling shareholders in connection with their acquisition of the shares.

(2)
Previously paid in connection with this Registration Statement.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION—DATED OCTOBER 20, 2004

PROSPECTUS

1,703,543 Shares of Common Stock

WELLS-GARDNER ELECTRONICS CORPORATION

        This prospectus is part of a registration statement that covers 1,703,543 shares of our common stock, par value $1.00, including shares issuable upon the exercise of outstanding warrants, that may be offered and sold from time to time by the selling shareholders.

        The shares, including shares issuable upon exercise of outstanding warrants, are being registered to permit the selling shareholders to sell the shares from time to time in the public market. The selling shareholders may determine the prices at which they will sell the shares, which prices may be at market prices prevailing at the time of such sale or some other price. The selling shareholders may sell the shares through ordinary brokerage transactions or through any other means described in the section "Plan of Distribution" beginning on page 5. The selling shareholders may or may not sell all or a portion of the shares offered under this prospectus.

        The shares offered hereunder were sold to the selling shareholders in separate transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). We will not receive proceeds from the sale of any shares offered hereby. To the extent that the selling shareholders exercise their warrants to obtain the shares they may sell pursuant to this prospectus, we will receive cash proceeds equal to the exercise price of the warrants.

        Our shares are traded on the American Stock Exchange under the symbol "WGA". On October 19, 2004, the last reported sale price of our shares on the American Stock Exchange was $4.70 per share. Our executive offices are located at 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605 and our telephone number is (708) 290-2100.

        INVESTING IN OUR SHARES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 20, 2004

ABOUT THIS PROSPECTUS

        This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") through what is known as the shelf registration process. Under this process, any selling shareholder may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling shareholders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information", beginning on page 8.

        In connection with this offering, no person is authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not infer from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus. The information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement or the date of the document incorporated by reference, as the case may be, regardless of the time of delivery of the prospectus.

        We are not making any representation to any purchaser of the shares regarding the legality of an investment in the shares by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.

        In this prospectus, "Wells-Gardner," the "Company," "we," "us," and "our" refer to Wells-Gardner Electronics Corporation.

OUR BUSINESS

        Founded in 1925, we are a global distributor and manufacturer of color video displays and other related distribution products for a variety of markets including, but not limited to, gaming machine manufacturers, casinos, coin-operated video game manufacturers and other display integrators. In 2000, we formed a 50/50 joint venture named Wells-Eastern Asia Displays ("WEA") to manufacture video displays in Malaysia. In addition, we acquired American Gaming & Electronics, Inc. ("AGE"). AGE is a leading parts distributor, service center and a seller of refurbished gaming machines to the gaming markets, with offices in Las Vegas, Nevada; Egg Harbor Township, New Jersey and McCook, Illinois. With the addition of the joint venture and acquisition, we changed from a coin-operated amusement supplier to a supplier to the gaming industry. Our shares are publicly traded on the American Stock Exchange under the symbol WGA.

        Our primary business is the distribution, design, manufacture, assembly, service and marketing of electronic components which consist of video color monitors and liquid crystal displays ("LCD's"), gaming supplies and components and the bonding of touch sensors to video monitors. We also offer a full line of video monitors, with cathode ray tube ("CRT") sizes ranging from 13" to 39" with horizontal scan frequencies from 15kHz to 80kHz.

RISK FACTORS

        An investment in the shares involves significant risks. In addition to reviewing other information in this prospectus, you should carefully consider the following factors before deciding to purchase the shares. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the following risks occur, our business, results of operations and financial condition could be materially adversely affected and you might lose all or part of your investment.

Technology changes as required by our customers could limit and impair our ability to produce products.

        We are currently predominantly dependent on CRT based technology. As we continue to participate in developing solutions for future technological applications for our customers such as LCD's, plasma and organic light emitting diode ("OLED"), the need for us to be able to provide a value-added component to the technology remains a critical issue.

The loss or interruption of supply from our key suppliers could limit our ability to manufacture our products.

        We purchase certain materials and components for our products from various suppliers, some of which are located outside of the U.S. With respect to chassis subassemblies, we are currently obtaining all our supply from one source. Any loss or interruption of supply from our key suppliers may require us to find new suppliers. The number of suppliers for certain electronic components and raw materials is limited. We could experience production or development delays while we seek new suppliers and could have difficulty finding new suppliers, which would substantially impair our operating results and business.

The loss of our significant customer Aristocrat would reduce our revenues and our profitability.

        Our largest customer, Aristocrat Leisure Limited, with whom we have an exclusive supply agreement through April 2006, accounted for 21%, 24% and 4% of total revenues in 2003, 2002 and 2001, respectively, and 23%, 39% and 6% of total accounts receivable in 2003, 2002 and 2001, respectively. A loss of this contract or customer would significantly reduce our revenues and profitability.

Our growth could be impaired if we are not able to continue to develop and maintain the success of WEA.

        WEA, the Malaysian joint venture we established in January 2000 with Eastern Asia Technology Limited of Singapore, is an important part of our plan for growth. We expect to produce a significant amount of our manufacturing requirements at WEA's facility in Malaysia. Our growth will depend, in large part, on the success of WEA. If we are unable to continue to successfully execute this strategy, we may not be able to grow as expected.

Intense competition in our industry could impair our ability to grow and achieve profitability.

        We may not be able to compete effectively with current or future competitors. The market for our products and services is rapidly evolving and intensely competitive and there are low barriers to entry to our business. We expect this competition to further intensify in the future. Some of our competitors are large companies with greater financial, marketing and product development resources. In addition, new competitors may enter our key markets. This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances and other initiatives.

The gaming business is heavily regulated and we depend on our ability to obtain/maintain regulatory approvals.

        The manufacture and distribution of parts for gaming machines are subject to extensive federal, state, local and foreign regulations and taxes, and the governments of the various gaming jurisdictions amend these regulations from time to time. Virtually all of these jurisdictions require licenses, permits, documentation of qualification, including evidence of financial stability, and other forms of approval for manufacturers and distributors of gaming machines and for their key personnel. The revocation or denial of a license in a particular jurisdiction could adversely affect our ability to obtain or maintain licenses in other jurisdictions.

The market price for our shares is susceptible to significant changes in market price.

        Historically, the volume of trading of our shares has been small. As a result, larger than average buy or sell orders on a given day, or news about us or the gaming industry, has had and may in the future have a significant impact on the trading price for our shares.

FORWARD-LOOKING STATEMENTS

        This prospectus includes or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and price factors are all forward-looking statements. When we use words such as "plan," "will," "expect," "anticipate," "believe," "intend," or "estimate," we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" above and elsewhere in this prospectus. You should understand that forward-looking statements made in this prospectus are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain information or upon the occurrence of future events or otherwise.

USE OF PROCEEDS

        We will not receive proceeds from the sale of any of the shares offered hereby. To the extent that the selling shareholders exercise their warrants to obtain the shares they may sell pursuant to this prospectus, we will receive cash proceeds equal to the exercise price of the warrants.

SELLING SHAREHOLDERS

        The 1,703,543 shares offered hereby were acquired by the initial holders of the shares from us as of September 21, 2004, in a private equity placement. Of the aggregate shares offered hereby, 1,216,816 were shares sold in the private equity placement and 486,727 are shares issuable pursuant to warrants placed concurrently with the shares.

        The initial holders who are collectively referred to in this prospectus as selling shareholders, may from time to time offer and sell any and all of the shares offered under this prospectus.

        The following table sets forth information as of October 12, 2004 with respect to the selling shareholders the number of shares beneficially owned by each selling shareholder, all of which are offered pursuant to this prospectus. For purposes of computing the number and percentage of shares beneficially owned by a selling shareholder as of October 12, 2004, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding but those shares are not deemed outstanding for purpose of computing the percentage ownership of any other selling shareholder.

Name (1)	Shares Owned Before Offering		Shares Being Offered	Shares Owned Upon Completion Of Offering(2)	Percentage of Shares Owned Upon Completion of Offering(2)
Iroquois Capital, LP(3)	309,735	(4)	309,735	-0-	*
Bluegrass Growth Fund, LP(5)	77,434	(6)	77,434	-0-	*
Bluegrass Growth Fund, Ltd.(5)	77,434	(6)	77,434	-0-	*
CD Investment Partners, Ltd.(7)	154,868	(8)	154,868	-0-	*
EGI-NP Investments, LLC(9)	154,868	(8)	154,868	-0-	*
Crestview Capital Master, LLC(10)	464,601	(11)	464,601	-0-	*
Omicron Master Trust(12)	309,735	(4)	309,735	-0-	*
Western Reserve Hedged Equity, LP(13)	154,868	(8)	154,868	-0-	*

*
less than 1%

(1)
Information regarding the selling shareholders may change from time to time. Any such change will be set forth in supplements to this prospectus if and when necessary.

(2)
Assumes the sale of all shares offered hereby. Beneficial ownership is determined in accordance with the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power. Included among the shares owned by such person or entity are any shares which such person or entity has the right to acquire within 60 days after October 20, 2004. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Except for information in our records and reports filed by a selling shareholder with us, if any, we have no knowledge of whether such selling shareholder owns any other shares or options or warrants to purchase shares.

(3)
Joshua Silverman has voting control and investment decision over securities held by Iroquois Capital, LP. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital, LP.

(4)
Includes 88,496 shares issuable pursuant to a warrant which will not become exercisable until March 21, 2005, but all of which may be offered pursuant to this prospectus once the warrant is exercisable.

(5)
Brian Shatz has voting control and investment decision over securities held by Bluegrass Growth Fund, LP and Bluegrass Growth Fund, Ltd. Mr. Shatz disclaims beneficial ownership of the shares held by Bluegrass Growth Fund, LP and Bluegrass Growth Fund, Ltd.

(6)
Includes 22,124 shares issuable pursuant to a warrant which will not become exercisable until March 21, 2005, but all of which may be offered pursuant to this prospectus once the warrant is exercisable.

(7)
CD Capital Management LLC, as the investment manager of CD Investment Partners, Ltd., and John D. Ziegelman, as President of CD Capital Management LLC, each may be deemed to have beneficial ownership of the shares held by CD Investment Partners, Ltd.

(8)
Includes 44,248 shares issuable pursuant to a warrant, which will not become exercisable until March 21, 2005, but all of which may be offered pursuant to this prospectus once the warrant is exercisable.

(9)
CD Capital Management LLC, as agent for EGI-NP Investments, LLC, and John D. Ziegelman, as President of CD Capital Management LLC, each may be deemed to have beneficial ownership of the shares held by EGI-NP Investments, LLC.

(10)
The power to vote or dispose of the shares beneficially owned by Crestview Capital Master, LLC is shared by Stewart Flink, Richard Levy, Robert Hoyt and Daniel Warsh, each of whom disclaim beneficial ownership of the shares of common stock beneficially owned by Crestview Capital Master, LLC.

(11)
Includes 132,743 shares issuable pursuant to a warrant, which will not become exercisable until March 21, 2005, but all of which may be offered pursuant to this prospectus once the warrant is exercisable.

(12)
Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over our shares owned by Omicron, and Winchester may be deemed to share voting and dispositive power over our shares owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of our shares. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares owned by Omicron and, as of October 12, 2004, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from its board of directors regarding the portfolio management decisions of Omicron Capital, with respect to the shares owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over our shares owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares being offered by Omicron, as those terms are used for purposes of Regulation 13D-G under the Exchange Act. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Exchange Act, or of any other person named in this prospectus as a selling shareholder. No person or "group" (as that term is used in Section 13(d) of the Exchange Act or Regulation 13D-G) controls Omicron or Winchester.

(13)
Michael P. Durante has voting control and investment decision over securities held by Western Reserve Hedged Equity, LP.

PLAN OF DISTRIBUTION

        The selling shareholders may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  short sales;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

        Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

        The selling shareholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

        The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are required to pay certain fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act.

        The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our shares and activities of the selling shareholders.

LEGAL MATTERS

        The legality of the shares being offered hereby will be passed upon for us by Pedersen & Houpt, P.C., Chicago, Illinois.

EXPERTS

        Our consolidated financial statements appearing in our Form 10-K for the year ended December 31, 2003, have been audited by Blackman Kallick Bartelstein LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and related financial statement schedule of Wells-Gardner Electronics Corporation and subsidiary as of December 31, 2002 and for the years ended December 31, 2002 and 2001, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the consolidated financial statements as of December 31, 2002 and for the years ended December 31, 2002 and 2001 refer to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002. The reports also refer to the revision of the consolidated financial statements for the years ended December 31, 2002 and 2001 to include disclosure of the provision for warranty and operating segments.

INCORPORATION OF DOCUMENTS BY REFERENCE

        This prospectus "incorporates by reference" certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this prospectus will update and supersede this information.

        The following documents filed with the SEC are incorporated by reference:

  (1)
  Our Annual Report on Form 10-K for the year ended December 31, 2003;

  (2)
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2004;

  (3)
  Our Current Reports on Form 8-K filed with the SEC on September 27, 2004, September 22, 2004, August 3, 2004, April 22, 2004 and February 6, 2004.

  (4)
  The description of our shares contained in Exhibit 99.1 to our registration statement on Form S-8 filed with the SEC on May 12, 2000.

        Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof are incorporated by reference until all of the shares offered by this prospectus are sold. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in those documents modifies or supersedes that statement. Any statements so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. In addition, any supplement prepared in relation to this prospectus shall be deemed to supersede for all purposes any earlier statement prepared in relation to this prospectus.

        We will provide each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, without charge, with a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus. You may request a copy by writing to George B. Toma, Chief Financial Officer, Treasurer and Secretary, c/o Wells-Gardner Electronics Corporation, 9500 West 55th Street, Suite A, McCook, Illinois 60525.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information. Our shares are listed on the American Stock Exchange and reports and information concerning us can also be inspected through such exchange. We intend to furnish our shareholders with annual reports containing audited financial statements and such other periodic reports as we deem appropriate or as may be required by law. We provide links to the reports we file with the SEC on our website, which is www.wellsgardner.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the Registrant in connection with the sale and distribution of the shares being registered hereby. All amounts are estimates except the SEC registration fee.

	Amounts to be Paid by Registrant
SEC registration fee	$949.69
American Stock Exchange Listing Fee	34,080.00	*
Transfer Agent Fees	1,000.00	*
Legal fees and expenses	40,000.00	*
Accounting fees and expenses	5,000.00	*
Printing and engraving expenses	5,000.00	*
Miscellaneous	25,000.00	*

Total	$111,029.69	*

*
Estimated.

Item 15. Indemnification of Directors and Officers

        Under Article X, Section 1 of our Amended and Restated By-Laws, we agree to indemnify any of our current or former directors, officers, employees or agents, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in any action (other than an action by, or in the right of, us), resulting from the fact that he is or was a director, officer, employee or agent of ours, so long as he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Article X, Section 2 of our By-Laws, we agree to indemnify any of our current or former directors, officers, employees or agents, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in any action by or in the right of the Company by reason of the fact that he is or was one of our directors, officers employees or agents, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, so long as he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to us, except under certain circumstances as set forth in the By-Laws. We also carry directors' and officers' liability coverage in amounts we deem reasonable on behalf of our directors and officers.

        Section 8.75 of the Illinois Business Corporation Act ("IBCA") generally provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys' fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.

        The indemnification provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the IBCA. Our directors and officers are insured under a directors and officers liability insurance policy maintained by us.

Item 16. Exhibit Index

        The following exhibits are incorporated by reference or filed herewith:

Exhibit Number	Description
2.1	Form of certificate evidencing shares*
5.1	Opinion of Pedersen & Houpt, P.C.*
23.1	Consent of Blackman Kallick Bartelstein LLP
23.2	Consent of KPMG LLP
23.3	Consent of Pedersen & Houpt, P.C.
24.1	Power of Attorney*

*
Previously filed.

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a

    20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McCook, State of Illinois, on October 20, 2004.

WELLS-GARDNER ELECTRONICS CORPORATION
/s/ ANTHONY SPIER ANTHONY SPIER Chairman of the Board, President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY SPIER* Anthony Spier	Chairman of the Board, President & Chief Executive Officer	October 20, 2004
/s/ MARSHALL L. BURMAN* Marshall L. Burman	Director	October 20, 2004
/s/ JERRY KALOV* Jerry Kalov	Director	October 20, 2004
/s/ FRANK R. MARTIN* Frank R. Martin	Director	October 20, 2004
/s/ GEORGE B. TOMA George B. Toma	Vice President of Finance, Chief Financial Officer & Secretary (principal financial and accounting officer)	October 20, 2004

*
George B. Toma by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission on the signature page to the initial filing of this Registration Statement.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR BUSINESS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INCORPORATION OF DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES